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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):      March 25, 2003
                                                 -------------------------------

                           BOSTON LIFE SCIENCES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                          0-6533             87-0277826

(State or Other Jurisdiction of           (Commission          (IRS Employer
        Incorporation)                    File Number)       Identification No.)


               20 Newbury Street, 5th Floor             02116
               Boston, Massachusetts
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number:             (617) 425-0200
                              --------------------------------------------------

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Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits:

     99.1   Press Release issued by the Company on March 27, 2003


Item 9.     Regulation FD Disclosure

         On March 25, 2003, Boston Life Sciences received notification from a Nasdaq Listing Qualifications Panel that the Panel had determined to transfer the listing of the Company's securities to The Nasdaq SmallCap Market effective with the open of business on Thursday, March 27, 2003. Shares of the Company's securities will continue to be listed as BLSI. The Panel's decision was made in response to the Company's appeal of a Nasdaq Staff Determination Letter dated January 16, 2003 which stated that the Company failed to comply with the stockholders' equity requirement for continued listing on the Nasdaq markets.

         The Panel indicated that its decision was based, in part, on the Company's completion of a private placement of common stock on March 12, 2003 which raised $10 million in gross proceeds. The rules of the Nasdaq SmallCap market require the Company to maintain stockholder's equity of at least $2.5 million. As instructed by the Panel, the Company has submitted a formal application for listing on The Nasdaq SmallCap market. The Company believes that it complies with all requirements for continued listing.

         The Panel requested that the Company provide certain Pro-Forma disclosures. Therefore, the Company's Unaudited Condensed Consolidated Balance Sheets as of February 28, 2003 and December 31, 2002 on a historical and Pro-Forma basis are presented below.

         The Company's press release announcing the transfer to the Nasdaq SmallCap Market is filed as an exhibit to this report.

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On March 12, 2003 the Company completed a private placement of common stock which raised $10 million in gross proceeds. The following unaudited pro forma balance sheets as of February 28, 2003 and December 31, 2002 reflects the issuance of such common stock and the related gross proceeds of $10 million as though such issuance occurred on February 28, 2003 and December 31, 2002, respectively.

                           BOSTON LIFE SCIENCES, INC.
                        (A Development Stage Enterprise)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                    Unaudited
                        (in millions, except par values)

                                                          Pro-Forma       Historical      Pro-Forma     As reported
                                                         February 28,    February 28,    December 31,   December 31,
                                                             2003            2003            2002           2002
Assets
Current assets:
     Cash and cash equivalents (1)                       $       11.8    $        1.8    $       10.8   $         .8
     Short-term investments                                       4.0             4.0             6.2            6.2
     Other current assets                                          .6              .6              .4             .4
                                                         ------------    ------------    ------------   ------------
           Total current assets                                  16.4             6.4            17.4            7.4
Fixed assets, net                                                  .8              .8              .8             .8
Other assets                                                       .3              .3              .3             .3
                                                         ------------    ------------    ------------   ------------
           Total assets                                  $       17.5    $        7.5    $       18.5   $        8.5
                                                         ============    ============    ============   ============

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable and accrued expenses               $        1.9    $        1.8    $        1.9   $        1.8

10% convertible senior secured promissory notes (2)               3.6             3.9             3.6            3.9

Commitments and contingencies

Stockholders' equity:
     Convertible preferred stock, $.01 par
       value; 1.0 shares authorized; .5 shares
       designated; no shares issued and outstanding                 -               -               -              -

     Common stock, $.01 par value; 50.0 shares
       authorized; 32.4, 22.4, 32.4 and 22.4
       shares issued and outstanding at Pro-Forma
       February 28, 2003, February 28, 2003,
       Pro-Forma December 31, 2002 and December 31,
       2002, respectively (1)                                      .3              .2              .3             .2
     Additional paid-in capital (1) (2)                          98.6            88.5            98.6           88.5
     Accumulated other comprehensive income                        .1              .1              .1             .1
     Deficit accumulated during development stage               (87.0)          (87.0)          (86.0)         (86.0)
                                                         ------------    ------------    ------------   ------------
           Total stockholders' equity                            12.0             1.8            13.0            2.8
                                                         ------------    ------------    ------------   ------------

           Total liabilities and stockholders' equity    $       17.5    $        7.5    $       18.5   $        8.5
                                                         ============    ============    ============   ============

(1) Pro-Forma numbers reflect balances as if the $10 million in gross proceeds from the sale of stock which took place on March 12, 2003 had occurred on the date of the Pro-Forma balance sheet.
(2) Pursuant to the Company's private placement of common stock on March 12, 2003 at a purchase price of $1.00 per share, the Company's convertible debt conversion price was reset from $2.00 per share to $1.00 per share which gives rise to a beneficial conversion feature. The Pro-Forma amounts reflect the recording of a $0.3 million beneficial conversion feature on the date of the Pro-Forma balance sheet as a discount to the convertible debt and an increase to additional paid-in capital that will be amortized as interest expense over the remaining life of the debt.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BOSTON LIFE SCIENCES, INC.

Date:   March 31, 2003                  By:   /s/ Robert J. Rosenthal
                                           ------------------------------------
                                           Robert J. Rosenthal
                                           President and Chief Executive Officer

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                                  EXHIBIT INDEX

         The following designated exhibits are incorporated by reference or filed with this report, as indicated:

         99.1     Press Release issued by the Company on March 27, 2003